Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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July 7, 2022

Perella Weinberg Partners
767 Fifth Avenue
New York, New York 10153
Re:    Perella Weinberg Partners
          Registration Statement on Form S-3
Ladies and Gentlemen:

We have acted as special United States counsel to Perella Weinberg Partners, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to (i) the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) and (ii) the resale from time to time of up to 1,942,590 shares of Class A Common Stock (the “Secondary Shares”) held by FinTech Masala, LLC (the “Selling Stockholder”). The Class A Common Stock offered by the Company pursuant to the Registration Statement are collectively referred to herein as the “Company Offered Class A Common Stock.” The Company Offered Class A Common Stock and the Secondary Shares are collectively referred to herein as the “Securities.”
The Secondary Shares were issued pursuant to the Unit Subscription Agreement, dated as of September 24, 2020 (the “Unit Subscription Agreement”), between the Company, and FinTech Investor Holdings IV, LLC, a Delaware limited liability company, and FinTech Masala Advisors, LLC, a Delaware limited liability company, and were subsequently distributed to the Selling Stockholder pursuant to the Amended and Restated Limited Liability Company Agreement of FinTech Investor Holdings IV, LLC, dated as of September 24, 2020 (the “LLC Agreement” and, together with the Unit Subscription Agreement, the “Share Agreements”).

Perella Weinberg Partners
July 7, 2022

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the Registration Statement;
(b)executed copies of the Share Agreements;
(c)an executed copy of a certificate of James J. McEntee, III, President and Secretary of the Company, dated September 29 (the “IPO Secretary’s Certificate”);
(d)an executed copy of a certificate of James J. McEntee, III, President and Secretary of the Company, dated June 24, 2021 (the “Merger Secretary’s Certificate”);
(e)an executed copy of a certificate of Justin Kamen, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate” and, collectively with the IPO Secretary’s Certificate and the Merger Secretary’s Certificate, the “Secretary’s Certificates”);
(f)a copy of the Company’s Certificate of Incorporation, as amended on June 13, 2019, certified by the Secretary of State of the State of Delaware as of November 20, 2018, as in effect as of the date of each of the IPO Board Resolution (as defined below);
(g)a copy of the Company’s Amended and Restated Certificate of Incorporation as in effect as of the date of the Merger Board Resolutions (as defined below), and certified pursuant to the IPO Secretary’s Certificate;
(h)a copy of the Company’s Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of July 7, 2022, and certified pursuant to the Secretary’s Certificate;
(i)a copy of the Company’s Bylaws, as amended and in effect as of the date of each of the IPO Board Resolutions;
(j)a copy of the Company’s Bylaws, as amended and in effect as of the date of the Merger Board Resolutions, and certified pursuant to the IPO Secretary’s Certificate;
(k)a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and
(l)a copy of certain resolutions of the Board of Directors of the Company, adopted on: (i) November 20, 2018, May 14, 2019, June 12, 2019, August 7, 2020 and September 24, 2020 (collectively, the “IPO Board Resolutions”), certified pursuant to the IPO Secretary’s Certificate; (ii) December 28, 2020, May 3, 2021 and June 23, 2021 (the “Merger Board Resolutions”), certified pursuant to the Merger Secretary’s Certificate; and (iii) July 7, 2022, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholder and such agreements,

Perella Weinberg Partners
July 7, 2022

certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholder and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth in paragraph 2 below, we have assumed that (i) the Company received the consideration for the Secondary Shares set forth in the applicable Share Agreements and the applicable board resolutions and (ii) the issuance of the Secondary Shares has been registered in the Company’s share registry. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholder and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificates.
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).
As used herein, “Transaction Documents” means any applicable underwriting or purchase agreement.
The opinions stated in paragraphs 1 and 2 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance and/or sale of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and/or sale of such Securities and related matters and appropriate officers of the Company shall have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Documents and the issuance and/or sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law, the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Perella Weinberg Partners
July 7, 2022

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.With respect to any shares of Company Offered Class A Common Stock, when (a) the general conditions shall have been satisfied, (b) if the Company Offered Class A Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Company Offered Class A Common Stock are duly executed and countersigned and (c) the shares of Company Offered Class A Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Company Offered Class A Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per share of Company Offered Class A Common Stock.
2.The Secondary Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.
The opinions stated herein are subject to the following qualifications:
(a) we have assumed that the issuance of the Secondary Shares did not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2021).
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP